EXHIBIT 4.4
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

Certificate Number	Number of Capital Securities
     P-
Certificate Evidencing Capital Securities
of
MetroCorp Capital Trust I
Floating Rate Cumulative Capital Securities
(Initial Liquidation Preference $1,000 per Capital Security)
     MetroCorp Capital Trust I, a business trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that ______(the “Holder”) is the registered owner of _________(___) Floating Rate Cumulative Capital Securities (Initial Liquidation Preference $1,000 per Capital Security) of the Trust, representing undivided beneficial interests in the assets of the Trust (the “Capital Securities”). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby as issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of November 1, 2001, as the same may be amended further from time to time (the “Trust Agreement”), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by MetroCorp, Inc., a Delaware corporation (the “Depositor”), dated as of November 1, 2001 (the “Guarantee”), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust as its principal place of business or registered office.

EXHIBIT 4.4
     By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Agreement and is entitled to the benefits thereunder. The Holder will also be deemed, by its receipt and acceptance of this certificate, to have made the representation set forth in Section 2.1 of the Subscription Agreement (as defined in the Trust Agreement) on the date of its purchase of this certificate.
     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY OTHER PERSON HAVING A BENEFICIAL INTEREST THEREIN, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE SUBORDINATED LOAN AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.
     IN WITNESS WHEREOF, the undersigned Administrator of the Trust has executed this certificate as of the___ day of ______, 20___.

METROCORP CAPITAL TRUST I

By:

Name: Gary D. Andersen
Title: Administrator
By:

Name: Julius J. Van Paemel
Title: Administrator

EXHIBIT 4.4
ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Securities Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer this Capital Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.
Date:

Signature:

(Sign exactly as your name appears on the other side
of this Capital Securities Certificate)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.